EMAGIN CORPORATION

                         SECURED NOTE PURCHASE AGREEMENT


          THIS SECURED NOTE PURCHASE AGREEMENT (this "Agreement") is entered into as of June 20, 2002, by and among eMagin Corporation, a Delaware corporation (the "Company"), Virtual Vision, Inc., a Delaware corporation, and wholly-owned subsidiary of the Company (the "Subsidiary") and the investor listed on Schedule A attached hereto (the "Investor").

                              W I T N E S S E T H :
                              - - - - - - - - - -

          WHEREAS, the Company and the Subsidiary have requested funding for the satisfaction of their salary obligations through at least the end of June 2002;

          WHEREAS, in order to induce the Investor to enter into this Agreement, the Subsidiary has agreed to grant a continuing first priority security interest in and to the Subsidiary Collateral (as such term is defined in the Security Agreement attached to this Agreement as Exhibit C)

          WHEREAS, in order to further induce the Investor to enter into this Agreement, the Company has agreed to grant a subordinated security interest in and to the Company Collateral (as such term is defined in the Subordinated Security Agreement attached to this Agreement as Exhibit D)

          WHEREAS, the Investor has agreed to lend bridge financing to the Company (subject to the terms and conditions set forth in this Agreement) in order for the Company and the Subsidiary to satisfy their salary obligations until at least the end of June 2002;

          NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:


          1.   Purchase  and  Sale  of  Secured   Note;   Issuance  of  Warrant.

          (a) (i) The Company has duly authorized for sale, issue and delivery the secured note (the "Note") for a total aggregate principal amount of $200,000 (the "Maximum Note Amount"), due and payable on August 30, 2002 (the "Maturity Date") (unless prepaid prior to such date pursuant to the terms of the Note) and shall otherwise be substantially in the form attached to this Agreement as Exhibit A. The Note shall be issued to the Investor pursuant to this Agreement in the principal amount of $200,000.

               (ii) The Company has duly authorized for sale, issue and delivery of the three year warrant (the "Warrant" and together with the Note and the Common Stock (defined below), the "Securities") to purchase up to 300,000 shares, subject to adjustment (the "Maximum Warrant Amount") of the Company's common stock, par value $.001 per share

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(the "Common  Stock"),  such Warrant to be substantially in the form attached to this Agreement as Exhibit B.

          (b) Subject to the terms of this Agreement, the Investor agrees to purchase, and the Company agrees to issue the Investor, the Note and the Warrant for a purchase price and amount as set out on Schedule A attached hereto.

          (c) The purchase and sale of the Note and the Warrant shall take place concurrently with the execution of this Agreement (the "Closing"). At the Closing, the Company shall deliver to the Investor (i) an executed counterpart to this Agreement and (ii) the Note in the principal amount of $200,000, against delivery to the Company by the Investor of (x) an executed counterpart to this Agreement and (y) the purchase price of the Note and the Warrant in the amount described in the preceding clause (ii) by bank wire transfer of immediately available funds to an account designated in writing by the Company.

          (d) At the Closing, the Company will promptly issue to the Investor a Warrant to purchase the Maximum Warrant Amount, such Warrant to have an exercise price per share equal to 105% of the volume weighted average closing price of the Common Stock on the American Stock Exchange (or the over-the-counter market) for the five (5) trading days immediately preceding June 20, 2002 as reported by the Wall Street Journal, New York City edition (the "Warrant Exercise Price"). The Warrant shall be substantially in the form attached to this Agreement as Exhibit B.

          (e) Notwithstanding anything to the contrary contained in this Agreement or the Note issued hereunder, if the Investor shall not have delivered to the Company wire directions or other evidence satisfactory to the Company, acting reasonably, of irrevocable instruction to its respective banking or financial institutions to transfer and deliver to the Company's account, by wire transfer or otherwise, the amounts due from the Investor at the Closing pursuant to Section 1(a) above (and amounting to, in the aggregate, $200,000, in immediately available funds), by the close of business on June 21, 2002, then this Agreement and any Note issued hereby (including any schedules or exhibits attached hereto) shall be null and void, and of no further force and effect, and any amounts, if any, received by the Company from the Investor pursuant to this Agreement or such Note shall be promptly (and in any case no later than the close of business on the immediately following business day) returned by the Company to the Investor in such amount as may have transferred to the Company by the Investor; provided, that, any Note or Warrant issuable hereunder to the Investor shall not be required to be released or issued by the Company to the Investor unless and until the respective amounts due in respect of such Note and Warrant shall have been actually received by the Company.

          2. Representations and Warranties of the Investor. As of the date of Closing, the Investor hereby represents and warrants to the Company as follows:

          (a) The Investor is acquiring its Note and will acquire its Warrant for the Investor's own account, not as nominee or agent, for investment and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). By executing this Agreement, the

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Investor  further  represents  that the  Investor  does  not have any  contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any such person or to any third person, with respect to the Securities.

          (b) The Investor understands that (i) the Securities have not been registered under either the Securities Act or the securities laws of any state of the United States by reason of specific exemptions therefrom, (ii) the Securities must be held by the Investor indefinitely, and, therefore, the Investor must bear the economic risk of such investment indefinitely, unless a subsequent disposition thereof is registered under the Securities Act and the securities laws of any applicable state or is exempt from such registrations;
(iii) each certificate that represents the Securities will be endorsed with legends as required by applicable securities laws; and (iv) the Company will instruct any transfer agent not to register the transfer of any of the Securities unless the conditions specified in the foregoing legend are satisfied. For greater certainty, the restrictive legend referred to in clause
(iii) shall be substantially in the following form:

     THIS SECURITY (A) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE, AND IS BEING OFFERED AND SOLD PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS, AND (B) MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE BORROWER THAT SUCH REGISTRATION IS NOT REQUIRED.

          (c) The Investor has been furnished with such materials and has been given access to such information relating to the Company as the Investor has requested. The Investor has been afforded the opportunity to ask questions regarding the Company and the Securities as the Investor has found necessary to make an informed investment decision. The Investor has been solely responsible for his own due diligence investigation of the Company and its business, for his own analysis of the merits and risks of its investment made pursuant to this Agreement and for his own analysis of the terms of its investment.

          (d) The Investor is an "accredited investor" within the meaning of Rule 501 under the Securities Act. The Investor is in a financial position to hold the Securities and is able to bear the economic risk and withstand a complete loss of the Investor's investment in the Securities. The Investor recognizes that the Securities involve a high degree of risk. The Investor is a sophisticated investor, is able to fend for himself in the transaction contemplated by this Agreement, and has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Securities.

          (e) This Agreement when duly executed and delivered by the Investor, will constitute a valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except, in each case, as such enforceability may be limited by

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applicable  bankruptcy,  insolvency,  reorganization,  moratorium,  liquidation,
conservatorship,   receivership  or  similar  laws  relating  to,  or  affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (f) During the period the Investor holds the Note, neither the Investor nor any person acting on his behalf (i) has the intention of entering, or will enter into, any put option, short position or other similar instrument or position with respect to the Common Stock that may be acquired upon exercise of the Warrant or (ii) will use shares of Common Stock that may be acquired upon exercise of the Warrant to settle any put option, short position or other similar instrument or position that may have been entered into prior to the execution of this Agreement.

          3. Representations and Warranties of the Company and the Subsidiary. The Company and the Subsidiary represent and warrant to the Investor as follows:

          (a)  Organization,  Good  Standing  and  Power.  The  Company  and the
Subsidiary are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware and have all requisite corporate authority to own, lease and operate their respective properties and assets and to carry on their respective businesses as now being conducted. Each of the Company and the Subsidiary is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have a Material Adverse Effect. As used in this Agreement, a "Material Adverse Effect" shall mean any adverse effect on the business, operations, properties, or financial condition of the Company that is material and adverse to the Company and the Subsidiary, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or the Subsidiary to perform any of their material obligations under this Agreement or the Securities.

          (b) Authorization, Enforcement. (i) The Company and the Subsidiary each has the requisite corporate power and corporate authority to enter into and perform its obligations under this Agreement and the Securities, pursuant to their respective terms, (ii) the execution and delivery of this Agreement and the Securities by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company, the Subsidiary or their respective Board of Directors or the Company's stockholders is required, and (iii) each of this Agreement, the Note, and the Warrant when executed and delivered by the Company will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except, in each case, as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

          (c) Company Capitalization. The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 30,354,980 shares are issued and outstanding and 10,000,000 shares of preferred stock, par value $.001 per share, of which no shares are issued and outstanding. All of the outstanding shares of the Company's Common

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Stock  have been duly  authorized  and  validly  issued  and are fully  paid and
non-assessable   and  were  issued  in  accordance  with  the   registration  or
qualification provisions of the Securities Act and any relevant state securities laws or pursuant to valid exemptions therefrom. Except as set forth in this Agreement and as set forth in the SEC Documents and the attached Schedule 3(c), no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrant, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement and as set forth in the SEC Documents and the attached Schedule 3(c), there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. Except as set forth in the SEC Documents, the offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has filed as exhibits to the SEC Documents true and correct copies of the Company's articles or certificate of incorporation as in effect on the date hereof (the "Charter"), and the Company's bylaws as in effect on the date hereof (the "Bylaws"). The Company has not received any notice from the AMEX questioning or threatening the continued inclusion of the Common Stock on such market.

          (d) Issuance of Securities. The Note and the Warrant (and the shares of Common Stock underlying such Warrant) to be issued under this Agreement have been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms of the Warrant, the Common Stock issued on exercise of the Warrant shall be validly issued and outstanding, fully paid and non-assessable.

          (e) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the Subsidiary and the consummation by the Company of the transactions contemplated herein do not and will not (i) violate any provision of the Company's or the Subsidiary's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company or the Subsidiary is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company or the Subsidiary under any agreement or any commitment to which the Company or the Subsidiary is a party or by which the Company or the Subsidiary is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, or local statute, rule, regulation, order, judgment or decree (including any federal or state securities laws and regulations) applicable to the Company, the Subsidiary or any of their respective subsidiaries or by which any property or asset of the Company, the Subsidiary or any of their respective subsidiaries are bound or affected. To the knowledge of the Company and the Subsidiary, the business of the Company, the Subsidiary and their respective subsidiaries are not being conducted in violation of any laws, ordinances or regulations of any governmental entity,

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except for possible  violations  which singularly or in the aggregate do not and will not have a Material Adverse Effect. The Company and the Subsidiary are not required under any federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for them to execute, deliver or perform any of their obligations under this Agreement, or for the Company to issue and sell the Securities in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the SEC or state securities administrators subsequent to the Closing and any registration statement which may be filed pursuant hereto); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of each Investor herein.

          (f) SEC Documents, Financial Statements. The Common Stock is registered pursuant to Section 12 of the Exchange Act, and, except as disclosed in the SEC Documents or in Schedule 3(f), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the U.S. Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing including filings incorporated by reference therein being referred to herein as the "SEC Documents"). The Company has directed the Investor to accurate and readily accessible sources of true and correct copies of the SEC Documents. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to such documents, and, as of their respective filing dates, none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements under the United States Generally Accepted Accounting Principles, as those conventions, rules and procedures are determined by the Financial Accounting Standards Board ("GAAP"), and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and the Subsidiary as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

          (g) Disclosure. The Company and the Subsidiary have each provided the Investor with all the information that the Investor has requested for deciding whether to purchase the Note and the Warrant. To the best of the Company's or the Subsidiary's knowledge, none of this Agreement, other agreements, written statements or certificates made or delivered in connection herewith and the SEC Documents, when taken in the aggregate, as of the date of the Closing contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

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          (h) No Liens in Subsidiary.  Other than in respect of leased  tangible equipment used by the Subsidiary in the ordinary course of business, the Subsidiary is, as of the Closing, the owner of all Subsidiary Collateral (as such term is defined in the Security Agreement referred to in Section 4(a) of this Agreement) free from any security interest, deed of trust, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Subsidiary's property (other than Permitted Liens, as such term is defined in the Security Agreement) and the Subsidiary has not issued or committed to issue any indebtedness ranking equal to or higher in priority to the security interests to be granted in the Collateral under the Security Agreement to secure the obligations under the Note.

          (i) No Liens in Company. Other than in respect of leased tangible equipment used by the Company in the ordinary course of business and the first priority security interest granted pursuant to the Security Agreement, dated November 20, 2001 (the "Company Senior Security Agreement"), among the Company, the Secured Creditors and the Collateral Agent (as such terms are defined in the Company Senior Security Agreement), the Company is, as of the Closing, the owner of all Company Collateral (as such term is defined in the Subordinated Security Agreement referred to in Section 4(a) of this Agreement) free from any security interest, deed of trust, mortgage, pledge, lien, claim, charge, encumbrance, title retention agreement, lessor's interest in a financing lease or analogous instrument, in, of, or on the Company's property (other than Permitted Liens, as such term is defined in the Company Security Agreement) and the Company has not issued or committed to issue any indebtedness ranking equal to or higher in priority to the security interests to be granted in the Company Collateral under the Subordinated Security Agreement to secure the obligations under the Note.

          (j) Creditor Actions. The Company or the Subsidiary have not received any written notice of foreclosure, involuntary bankruptcy or other material adverse creditor actions against the Company or the Subsidiary and have no actual knowledge of potential foreclosure, involuntary bankruptcy or other material adverse creditor actions affecting the Company or the Subsidiary.

          (k) Company Patents. To the best of the Company's knowledge, (i) the Company has not received any written notice of any claim from any third party (including, without limitation, any governmental or regulatory entity) and no such third party claims are pending challenging the right of the Company to use the patents (collectively, the "Subordinated Security Agreement Patents") listed on Annex G to the Subordinated Security Agreement (as defined in Section 4(a)) or alleging any violation or infringement by the Company thereof, and (ii) each Subordinated Security Agreement Patent shown as registered, filed, issued or applied for, has been duly and validly registered in, filed in or issued by, the official governmental registrars and/or issuers of patents and trademarks and remain in full force and effect as of the date of the Closing without any material defect.

          (l) Subsidiary Patents. To the best of the Subsidiary's knowledge, (i) the Subsidiary has not received any written notice of any claim from any third party (including, without limitation, any governmental or regulatory entity) and no such third party claims are pending challenging the right of the Subsidiary to use the patents (collectively, the "Security

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Agreement  Patents") listed on Annex G to the Security  Agreement (as defined in
Section 4(a)) or alleging any violation or infringement by the Subsidiary thereof, and (ii) each Security Agreement Patent shown as registered, filed, issued or applied for, has been duly and validly registered in, filed in or issued by, the official governmental registrars and/or issuers of patents and trademarks and remain in full force and effect as of the date of the Closing without any material defect.

          (m) Litigation. Except as set forth in the disclosure letter provided by the Company to the Investor on June 20, 2002, the Company and the Subsidiary are not party to or aware of any actual or asserted litigation claims filed in any court that could result in damages suffered by the Company or the Subsidiary in excess of $25,000 in the aggregate.

          4. Miscellaneous.

          (a) Security. (i) The Note shall be secured by both (A) a general security interest under a security agreement (the "Security Agreement"), dated as of June 17, 2002, between the Subsidiary, as assignor of the security interest and Alligator Holdings, Inc., as collateral agent for the Investor, and
(B) a general  security  interest under a subordinated  security  agreement (the
"Subordinated Security Agreement"), dated as of June 17, 2002, between the Company, as assignor of the security interest and Alligator Holdings, Inc., as collateral agent for the Investor, with such security granted for the benefit of the Investor as holder of the Note. Reference is hereby made to both the Security Agreement and the Subordinated Security Agreement for a statement of the rights and obligations of the Investor, and the nature and extent of the security for, the Note.

               (ii) Any lien, security interest, encumbrance, charge or claim of the Investor on any Company Collateral or any proceeds or revenues therefrom which the Investor may have at any time as security for any of the Note shall be, and hereby are, subordinated to all liens, security interests, or encumbrances now or hereafter granted to the Secured Creditors under the Company Senior Security Agreement by the Company or any other person or by law, notwithstanding the date or order of attachment or perfection of any such lien, security interest, encumbrance or claim or charge or the provision of any applicable law. Notwithstanding the foregoing, if the Secured Creditors under the Company Senior Security Agreement shall at any time determine to release their lien on any Company Collateral for the purpose of enabling the Company or any other person to dispose of such assets, the Investor under the Subordinated Security Agreement hereby agrees, subject to the terms and conditions set forth below, to simultaneously release any lien granted therein as security for the Note. Upon the request of and at the expense of the Secured Creditors under the Company Senior Security Agreement (or any agent or other person acting on their behalf), the Investor under the Subordinated Security Agreement shall execute and deliver any releases and other documents and agreements that the Secured Creditors under the Company Senior Security Agreement (or such agent or other person) in their reasonable discretion deem necessary to dispose of the Company Collateral for the benefit of the Secured Creditors under the Company Senior Security Agreement in accordance with the terms and provisions thereof free of the interest in same of the Investor under the Subordinated Security Agreement. The Investor under the

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     Subordinated  Security  Agreement  retains  all of his  rights  as a junior secured creditor with respect to the surplus proceeds of the Company Collateral or undisposed-of Company Collateral, if any, arising from sale or other disposition of the Company Collateral for the benefit of the Secured Creditors under the Company Senior Security Agreement.

               (iii) Notwithstanding anything herein to the contrary, in no event shall the Collateral Agent nor the Investor initiate any judicial proceeding or other action which results or is intended to result in the foreclosure, realization upon, levy upon, or a liquidation of any of the Company Collateral, including without limitation, the exercise of any rights or remedies of a "secured party" under the Subordinated Security Agreement or under Article 9 of the UCC, unless and until such time as all of the Secured Creditors under the Company Senior Security Agreement shall have been paid in full in cash, and in the event that the Collateral Agent or the Investor shall have received any Company Collateral or the proceeds thereof in respect of the obligations under the Subordinated Agreement as a result of any violation of this Section 4(a)(iii), then in such event, such Company Collateral or proceeds thereof shall be held in trust for the Secured Creditors under the Company Senior Security Agreement and paid over and delivered forthwith to the agent for the Secured Creditors under the Company Senior Security Agreement in the form held (together with any necessary endorsements) for application to the Company's obligations under the Company Senior Security Agreement.

          (b) Fees and Expenses. Each party shall pay all of its own fees and expenses related to the transactions contemplated by this Agreement.

          (c)  Survival.   The   representations,   warranties,   covenants  and
agreements made herein shall survive the date of the Closing.

          (d) Entire Agreement; Amendment. This Agreement, including but not limited to the form of Note (attached hereto as Exhibit A), the form of Warrant (attached hereto as Exhibit B), the form of Security Agreement (attached hereto as Exhibit C), the form of Subordinated Security Agreement (attached hereto as Exhibit D) and the Registration Rights Agreement (attached hereto as Exhibit E) and the other schedules and exhibits attached hereto, all of which form a part of this Agreement, contain the entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Investor make any representations, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by a written instrument signed by all of the parties to this Agreement.

          (e) Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (i) upon hand delivery, overnight mail or courier service at the address or number designated on the signature pages hereof (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (ii) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

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
The addresses for such communications shall be as set forth on the signature pages hereof. Any party hereto may from time to time change its address for notices by giving written notice of such changed address to the other parties hereto in accordance herewith.

          (f) Waivers. No waiver by any party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

          (g) Headings. The article, section and subsection headings in this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

          (h) No Third Party Beneficiaries; Assignment. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. The Investor may assign any of his rights under this Agreement to any permitted assignee of the Securities. The Company may not assign any of its rights or obligations under this Agreement without the written consent of the Investor.

          (i) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions. The Company and the Investor waives any right to a jury trial with respect to any dispute arising out of this Agreement.

          (j) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. Execution of counterparts may be by facsimile.

          (k) Publicity. Upon the execution of this Agreement (i) the Company may file SEC Documents describing this Agreement and the transactions contemplated hereby, and (ii) any party may make a public statement or announcement with respect to this Agreement, the transactions contemplated hereby or the existence of this Agreement; provided, however, that prior to issuing any public statement or announcement described in clause (ii) above, such party must obtain the prior consent of each other party, which consent shall not be unreasonably withheld or delayed.

          (l) Severability. The provisions of this Agreement are severable and, in the event that any court shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible, so long as such construction does not materially adversely effect the economic rights of either party hereto.

          (m) Further Assurances. From and after the date of this Agreement, upon the request of the Investor or the Company, each of the Company and the Investor shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

          5. Conditions to Closing. It shall be a condition to the consummation of the transactions contemplated by this Agreement at the Closing that the Company shall have, concurrently with the execution of this Agreement by the Investor, executed and delivered:

          (a) a copy of an agreement of The Travelers Insurance Company ("Travelers") with the Company extending the maturity date of the Convertible Promissory Note, entered into as of August 21, 2001 by the Company and Travelers, to August 30, 2002;

          (b) to the Collateral Agent (as such term is defined therein) the Security Agreement and Subordinated Security (as defined in Section 4(a)) in the forms attached to this Agreement as Exhibits C and D, and two completed originals of a UCC Form 1 for each security agreement suitable for filing and the applicable federal assignment forms executed by the Company sufficient for the Collateral Agent to perfect the security interests created therein;

          (c) a letter dated June 20, 2002 from the Company to the Investor setting forth the Investor's registration rights with respect to the Warrant (the "Registration Rights Letter") in the form attached to this Agreement as Exhibit E which allows the Investors to have piggy-back registration rights;

          (d) the Warrant to be in the amount required to be issued to the Investor on the date of the Closing pursuant to Section 1(d) and in the form attached to this Agreement as Exhibit B; and

          (e) a legal opinion of Company's counsel to the effect that the entering into of this Agreement by the Company and the Subsidiary has been duly authorized by all necessary corporate action of the Company and the Subsidiary and that the execution, delivery and performance of this Agreement by the Company and the Subsidiary will not violate or conflict with the Amended and Restated Articles of Incorporation or Bylaws of the Company or the Subsidiary.

          6. Additional Covenants of Subsidiary. The Subsidiary covenants and agrees with the Investor that the Subsidiary shall not issue any secured debt (excluding tangible equipment leased in the ordinary course of business and Permitted Liens, as defined in the Security Agreement) or any other security (excluding Permitted Liens, as defined in the Security Agreement) which in form or substance represent or are equal to or senior to the secured interests granted under the Security Agreement without the approval of the Investor.

          7. Additional Covenants of Company. The Company covenants and agrees with the Investor that the Company shall not issue any secured debt (excluding tangible equipment leased in the ordinary course of business and Permitted Liens, as defined in the Subordinated Security Agreement) or any other security (excluding Permitted Liens, as defined in the Subordinated Security Agreement) which in form or substance represent or are equal to or senior to the secured interests granted under the Subordinated Security Agreement without the approval of the Investor.

          8. Use of Proceeds. The Company shall use the net proceeds from the Note for the funding of the Company's and the Subsidiary's salary obligations only. On or before the date which is thirty (30) days from the date of the Closing, the Company shall furnish to the Investor a written certification of the Company, signed by the Chief Executive Officer, certifying that the net proceeds from the Note were used for the purposes permitted by the terms of this section and no other purpose or purposes. The Company hereby authorizes the Investor and his designated representatives to conduct a review of the Company's books and records sufficient to satisfy the Investor, in the exercise of reasonable discretion, that the proceeds of the Note were used for the purposes permitted by the terms of this section and no other purpose or purposes.

                            [Signature Pages Follow]

          This Agreement has been duly executed as of the date and year first written above.


                                        EMAGIN CORPORATION


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:



                                        VIRTUAL VISION, INC.


                                        By
                                          -------------------------------------
                                          Name:
                                          Title:



                                        INVESTOR:


                                        ---------------------------------------
                                        Mortimer D. A. Sackler

                                        Address:  15 East 62nd Street
                                                  New York, NY  10021

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